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                             EXHIBIT  5.1

June 4, 1996

General Signal Corporation
High Ridge Park
Stamford, Connecticut 06904

Re:       General Signal Corporation
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to General Signal Corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended, on Form S-8 of shares of common stock of the Company, par value $1.00 per share ("Common Stock"), reserved for acquisition by employees and non-employee directors of the Company pursuant to the General Signal Corporation 1996 Stock Incentive Plan, General Signal Corporation 1992 Stock Incentive Plan, the General Signal Corporation 1989 Stock Option and Incentive Plan and the General Signal Corporation 1985 Stock Option Plan (collectively the "Plans"). We advise you that in our opinion: (1) The issuance of the shares of Common Stock which have been reserved for issuance
(1) to employees of the Company upon the exercise of options issued and the award of restricted stock, performance shares or performance units granted pursuant to the Plans and (b) to non-employee directors who elect to defer all or a portion of their annual director's cash compensation and to receive in lieu thereof restricted stock pursuant to the Plans has been duly authorized and, when issued in accordance with the terms of the applicable Plan, and assuming that the consideration for the issuance of such shares is in each case not less than the par value of such shares, such shares will be validly issued, fully paid and non-assessable, and no personal liability will attach to any holder of such shares under the laws of the State of New York, except to the extent that under Section 630 of the Business Corporation Law of the State of New York, the ten largest shareholders of the Company, under certain conditions not presently existing, may be held liable for certain debts of the Company to its employees. (2) The Common Stock Purchase Rights of the Company issuable in connection with the issuance of Common Stock pursuant to the Plans have been duly authorized and when delivered, such Common Stock Purchase Rights will be validly issued. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Cahill Gordon & Reindel